EXHIBIT 99.7


               RATIFICATION AND CONFIRMATION OF SECURITY AGREEMENT

          RATIFICATION AND CONFIRMATION OF SECURITY AGREEMENT ("Ratification") made by GE CAPITAL BANK, S.A., INSTITUCION DE BANCA MULTIPLE, GE GRUPO FINANCIERO, AS TRUSTEE OF TRUST NUMBER F/410 ("GE Capital") for the benefit of CITIBANK, N.A. ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS:

          A. Lender made a loan in the principal amount of $23,150,000 (the "Loan") to Promotora Servia S.A. de C.V. ("Borrower") which principal amount has been reduced to $12,440,000;

          B. The Loan is evidenced by a Consolidated and Restated Promissory Note made by and between Borrower and Lender dated as of June 28, 2002 (the "Note"), and is governed by a Loan Agreement made by and among Borrower's predecessor-in-interest, Guarantors, Lender and certain other entities controlled by Guarantors ("Other Entities") dated as of October 3, 2001, as modified by that certain Amendment No. 1 To The Loan Agreement dated as of December 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors, the Other Entities and Lender, that certain Modification of Loan Agreement dated as of March 31, 2002 made by and between Borrower and Lender, that certain Modification of Loan Agreement dated as of June 28, 2002 made by and between Borrower and Lender and that certain Modification of Loan Documents dated as of September 6, 2002 made by and between Borrower and Lender (collectively, the "Loan Agreement") and other documents ancillary thereto;

          C. By Security Agreement dated as of December 21, 2001 (the "Security Agreement"), GE Capital granted Lender a security interest in all of Grantor's property in Account # [omitted] held by Lender or Lender's affiliates as security for the payment and performance of all of the obligations of Borrower to Lender under the Loan, as such may exist from time to time;

          D. The Loan has matured and has not been repaid, despite such maturity and Lender's demand for the repayment thereof;

          E. Borrower has requested Lender to modify certain provisions of the Loan Documents (as defined in the Loan Agreement) and to extend the maturity date of the Loan to the earlier to occur of (i) July 1, 2004, (ii) the Primary Equity Offering (as defined in the Loan Agreement) or (iii) a Company Sale (as defined in the Loan Agreement);

          F. Pursuant to that certain Second Modification of Loan Documents dated as of the date hereof made by and among Borrower, Guarantors (as defined in the Loan Agreement) and Lender, Lender has agreed to modify certain provisions of the Loan Documents and extend the maturity date of the Loan; and


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          G.     In order to induce Lender to consent to the modification of the
Loan Documents and extension of the maturity date of the Loan, GE Capital has agreed to ratify and confirm the terms, provisions, covenants and conditions of the Security Agreement.

          NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

               1. GE Capital hereby acknowledges and agrees that the Security Agreement has not been revoked, terminated or amended and remains in full force and effect.

               2. GE Capital hereby ratifies and confirms the Security Agreement with the same force and effect as though herein restated at length.

               3. The receipt by Lender of a facsimile of GE Capital's signature hereto shall be deemed to be incontrovertible evidence that GE Capital has executed and delivered this Ratification with the same force and effect as though the original executed Ratification has been delivered.

          IN WITNESS WHEREOF, the undersigned has duly executed this Ratification to be effective as of the 1st day of July, 2003.

                           GE CAPITAL BANK, S.A., INSTITUCION DE BANCA MULTIPLE,
                                GE CAPITAL GRUPO FINANCIERO, ACTING AS A TRUSTEE OF TRUST F/410 IN FULFILLMENT OF TRUST PURPOSES,
                                                    AND LIMITED TO TRUST ESTATE.



                                     By:     /s/ Aurelio Sergio Torres Rodriguez
                                          --------------------------------------
                                          Name:  Aurelio Sergio Torres Rodriguez
                                                          Title:  Trust Delegate



                                              By:     /s/ Ramon Galvan Gutierrez
                                                   -----------------------------
                                                   Name:  Ramon Galvan Gutierrez
                                                          Title:  Trust Delegate